SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                                April 6, 1994
               Date of Report (Date of earliest event reported)



                         Fairfield Communities, Inc.
          (Exact name of Registrant as specified in its charter)



          Delaware                  1-8096                    71-0390438
(State or other jurisdiction     (Commission               (I.R.S. Employer
     of incorporation)           File Number)           Identification Number)



                             2800 Cantrell Road
                        Little Rock, Arkansas  72202
                               (501) 664-6000
         (Address including zip code and telephone number including area code of Registrant's principal executive offices)


                               Page 1 of 72

                     Exhibit Index appears on page 6

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INFORMATION INCLUDED IN THE REPORT



Item 5.  Other Events
         ------------

     On April 6, 1994, Fairfield entered into a Stock Purchase Agreement (the "Agreement") to sell the stock (the "Sale") of its wholly owned subsidiary, First Federal Savings and Loan Association of Charlotte ("First Federal"), to Security Capital Bancorp ("SecCap"). A copy of the Agreement is attached hereto as Exhibit 5.1 and incorporated herein by reference.
The following discussion of the Agreement is (a) a summary only, (b) necessarily selective and therefore incomplete and (c) qualified in its entirety by reference to the Agreement.

     The purchase price for First Federal is $40.35 million, which will be increased (subject to the limitation hereafter described) to reflect the consolidated pretax net earnings of First Federal and its subsidiaries for the period from October 1, 1993 through the closing of the Sale, or decreased by the consolidated pretax net losses of First Federal and its subsidiaries during this time period, whichever is the case (the "Purchase Price"). The increase to the $40.35 million for pretax earnings of First Federal and its subsidiaries cannot exceed $1,825,000 plus, if the closing of the Sale occurs after August 1, 1994, in general, the pretax earnings or losses of First Federal and its subsidiaries from August 1, 1994 through the closing, provided that the foregoing amounts may be reduced under certain circumstances for reserves taken or losses (in excess of gains) on Excluded Assets (as defined below) after September 30, 1993. Up to approximately $1.39 million of the Purchase Price is to be retained by SecCap to secure Fairfield's obligation to indemnify SecCap against three existing lawsuits/claims which have been asserted against First Federal (the "Litigation Indemnity"). As part of the proposed transaction, Fairfield is to purchase for cash (a) at book value, net of reserves, up to approximately $19.8 million, as of March 28, 1994, of certain real estate, classified loans, joint venture interests and other assets owned by First Federal (the "Excluded Association Assets"), subject to the right of SecCap to elect for First Federal to retain all or part of such assets, and (b) lot and timeshare contracts receivable and related assets which First Federal previously acquired from Fairfield (the "Contracts Receivable"), having a book value, less certain negotiated reserves, at December 31, 1993, of approximately $54.2 million and a weighted average yield, at December 31, 1993, on approximately $52.5 million of interest earning receivables, of 11.6%. The Excluded Association Assets and the Contracts Receivable are collectively referred to as the "Excluded Assets". Approximately $2.85 million in net book value of the Excluded Association Assets are to be pledged to SecCap to provide additional security with respect to both the Litigation Indemnity and the general indemnities under the Agreement. Fairfield has certain rights to substitute collateral in connection with such pledge, including the right to substitute $0.60 to $0.70 of cash for every $1.00 of net book value of Excluded Association Assets so pledged. Reserves taken by Fairfield after the closing on Excluded Association Assets securing the Litigation Indemnity may increase the total Excluded Association Assets required as collateral.

     Fairfield expects to utilize (a) a portion of the Purchase Price to fund the purchase of the Excluded Association Assets and (b) the remaining Purchase Price, plus proceeds from borrowings under its and its subsidiaries' revolving credit agreements with The First National Bank of Boston ("FNBB"), to fund the purchase of the Contracts Receivable. Under Fairfield's and its subsidiaries' revolving credit agreements, in general, within applicable loan limits, $0.75 of additional borrowing availability is created for each $1.00 in outstanding principal balance of qualifying Contracts Receivable pledged to FNBB.

     Fairfield expects to dispose of certain of the Excluded Association Assets in one or more transactions, and otherwise to monetize the remaining Excluded Association Assets, following the closing of the Sale of First Federal. Any gain resulting from the Sale of First Federal may be reduced by additional write-downs of these assets, which may be material, depending upon Fairfield's intended method of disposing of, or monetizing, the Excluded Association Assets.

     The Sale is subject to numerous conditions, including the obtaining of necessary approvals from (i) state and federal regulatory authorities, (ii) FNBB and (iii) Fairfield's stockholders. There is no assurance that the conditions to closing will be satisfied or that the various regulatory approvals will be obtained on terms satisfactory to the parties. The Sale is expected to close by August 1, 1994.

     On April 6, 1994, Fairfield issued a press release, announcing the signing of the Agreement and generally describing the terms of the Sale. A copy of such press release is attached hereto as Exhibit 5.2 and incorporated herein by reference.

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Item 7.  Financial Statements and Exhibits
         ---------------------------------

          (c)  Exhibits
               --------

               5.1 Stock Purchase Agreement dated as of April 5, 1994, between Fairfield Communities, Inc. and Security Capital Bancorp, providing for the possible sale of the stock of First Federal Savings and Loan Association of Charlotte, a wholly-owned subsidiary of Fairfield Communities, Inc.

               5.2 Press Release dated April 6, 1994, announcing the signature of the Stock Purchase Agreement dated as of April 5, 1994, between Fairfield Communities, Inc. and Security Capital Bancorp, providing for the possible sale of the stock of First Federal Savings and Loan Association of Charlotte, a wholly-owned subsidiary of Fairfield Communities, Inc.

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      FAIRFIELD COMMUNITIES, INC.


                                      By: /s/ Marcel J. Dumeny
                                              Marcel J. Dumeny
                                              Senior Vice President

Date:  April 14, 1994

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                        FAIRFIELD COMMUNITIES, INC.

                               EXHIBIT INDEX
                               -------------




                                                                Sequential
Exhibit Number    Description                                   Page Number
- --------------    -----------                                   -----------


     5.1          Stock Purchase Agreement dated as of
                  April 5, 1994, between Fairfield
                  Communities, Inc. and Security Capital
                  Bancorp, providing for the possible sale of the stock of First Federal Savings and Loan Association of Charlotte, a wholly-owned subsidiary of Fairfield Communities, Inc.

     5.2 Press Release dated April 6, 1994, announcing the signature of the Stock Purchase Agreement dated as of April 5, 1994, between Fairfield Communities, Inc. and Security Capital Bancorp, providing for the possible sale of the stock of First Federal Savings and Loan Association of Charlotte, a wholly-owned subsidiary of Fairfield Communities, Inc.